SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.                )
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Oxford Residential Properties I Limited Partnership
(Name of Registrant as Specified In Its Charter)
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OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP
55 Beattie Place, P.O. Box 1089
Greenville, South Carolina 29602
INFORMATION STATEMENT
                     ___, 2008
     This information statement is being furnished to limited partners of Oxford Residential Properties I Limited Partnership, a Maryland limited partnership (the “Maryland partnership”), for information purposes in connection with a change in its domicile from Maryland to Delaware (the “Redomestication”). The Redomestication will be effected through a merger of the Maryland partnership with and into Oxford Residential Properties I Limited Partnership, a Delaware limited partnership (the “Delaware partnership”), with the Delaware partnership as the surviving entity in the merger. The merger will be undertaken pursuant to an Agreement and Plan of Merger, dated as of March 19, 2008 (the “merger agreement”), by and between the Maryland partnership and the Delaware partnership. In this information statement, when we refer to the “partnership,” we are referring to the Maryland partnership before the merger, and to the Delaware partnership after the merger.
     The merger must be approved by the general partners of the partnership and a majority in interest of the limited partners. Oxford Residential Properties I Corporation and Oxford Fund I Limited Partnership, the general partners of the partnership, have determined that the merger is advisable and in the best interest of the partnership and the limited partners and have approved the merger and the merger agreement. As of March 17, 2008, there were 23,558 limited partnership units issued and outstanding, and affiliates of the general partners owned 14,144.5 of these units, or approximately 60% of the outstanding units. The general partners’ affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the merger on or about April ___, 2008. As a result, approval of the merger is assured, and your consent to the merger is not required.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.
     This information statement contains information about the merger and the reasons that the general partners have decided that the merger is in the best interests of the partnership and the limited partners. The general partners have conflicts of interest with respect to the merger that are described in greater detail herein. Please read this information statement carefully. It provides you with detailed information about the merger. The merger agreement is attached to this information statement as Exhibit A.
     This information statement is first being sent to limited partners on or about                      ___, 2008.

THE REDOMESTICATION
Reasons for the Redomestication
     Generally. The general partners believe Delaware offers a more flexible and established law to govern the partnership. Delaware is an established business center, with a significant corporate history. Nearly 60% of the Fortune 500 companies are organized under Delaware law, and Delaware corporations constitute more than 50% of all U.S. publicly traded companies. The Delaware Revised Limited Partnership Act (the “DRLPA”) grants jurisdiction to the Delaware Court of Chancery over most matters involving limited partnerships. The Delaware Court of Chancery is the principal forum in the United States for the resolution of internal governance disputes of corporations as well as alternative entities such as limited partnerships. Further, the Delaware Court of Chancery is one of the most respected tribunals in the world with regard to complex business and commercial matters over which it has jurisdiction. The comprehensive body of case law developed in the Delaware Court of Chancery provides considerable guidance on a multitude of governance and business issues that arise with respect to corporations and limited partnerships. Moreover, because the Delaware Court of Chancery is a court of equity, it does not have jurisdiction over criminal cases and tort actions seeking primarily damages, thereby allowing it to expedite business cases. Although other states have passed statutes similar to Delaware’s corporation and limited partnership statutes, there is no state with the sophistication and efficiency of the Delaware Court of Chancery or the consistency in its decisions. Moving to a jurisdiction with well-established law regarding both general and limited partners’ duties to the partnership will reduce uncertainty as to partnership governance matters and make partnership action more predictable. Although cases regarding limited partnerships are not as common and prevalent as Delaware corporate law decisions, because many concepts are similar, courts are likely to draw from corporate decisions in ruling on questions involving limited partnerships.
     Series of Limited Partnership Interests. Under the DRLPA, a partnership agreement may provide for the establishment of one or more designated series of partnership interests with separate rights with respect to specified property, or profits and losses associated with specified property. There is no similar provision in Maryland partnership law. The general partner views this as a significant advantage of moving the partnership’s domicile to Delaware, and may utilize its authority under the partnership agreement after the merger to establish one or more designated series of partnership interests, each of which would represent a financial interest only in specified partnership property, and would entitle the holders thereof to future distributions and allocations of income and loss based solely on the performance of that property. Once separate series are established, limited partners would be able to transfer each series of limited partnership interest separately. Accordingly, if a limited partner views a partnership property that is associated with a particular series of limited partnership interests as less desirable than other partnership properties, the establishment of such series would enable the limited partner to dispose of the investment in that property and retain an investment in the other properties. There would be some additional administrative expense associated with the establishment of a series of limited partnership interests, but this expense is not expected to exceed $55,000 per year.
The Merger Agreement
     The following is a summary of the merger agreement and is subject to, and qualified in its entirety by reference to, the merger agreement which is attached as Exhibit A to this information statement.
     The Delaware partnership was recently formed for the sole purpose of effecting the Redomestication. Prior to the merger, it will have no assets or operations and no liabilities (other than liabilities for franchise taxes). The general partners are the sole general partners of both the Maryland partnership and the Delaware partnership. AIMCO Properties, L.P., which is an affiliate of the general partners, is the sole limited partner of the Delaware partnership.
     The merger agreement between the Maryland partnership and the Delaware partnership provides that the Maryland partnership will merge into the Delaware partnership upon (i) an affirmative vote or written consent of the limited partners holding a majority of the outstanding units of limited partnership interest in the Maryland partnership, and (ii) approval of the general partners. In the merger, each unit of limited partnership interest in the Maryland partnership will be converted into an identical unit of limited partnership in the Delaware partnership and the general partnership interests in the Maryland partnership now held by the general partners will be converted into equivalent general partnership interests in the Delaware partnership. All interests in the Delaware partnership outstanding immediately prior to the merger will be cancelled in the merger. The voting and other rights of the limited partners provided for in the partnership agreement will not be changed as a result of the merger.
     In the merger, the partnership agreement of the Maryland partnership will be adopted as the partnership agreement of the Delaware partnership, with the following changes: (i) references therein to the Maryland Revised Uniform Limited Partnership Act (the “MRULPA”) will be amended to refer to the DRLPA; (ii) a description of the merger will be added; and (iii) a provision will be added that will give the general partners authority to establish different designated series of limited partnership interests that will have separate rights with respect to specified partnership property, and profits and losses associated with such specified property.
     Under the partnership agreement, the general partners would be authorized to amend the partnership’s certificate of limited partnership and the partnership agreement as they deem appropriate, in their sole discretion, to establish, and convert existing limited partnership interests into, different designated series of limited partnership interests that have separate rights with respect to specified partnership property. The general partners have not yet determined how the agreement would be amended to implement a series of limited partnership interests. However, any such amendment may provide for the following:
•	All income, earnings, profits and proceeds from the series property, including any proceeds derived from the refinancing, sale or other disposition of such property, and any funds or payments derived from any reinvestment of such proceeds, would be allocated solely to such series for all purposes, and would be so recorded upon the books of account of the partnership.

•	Separate and distinct books and records would be maintained for each series, and the assets and liabilities associated with a particular series would be held and accounted for separately from the other assets of the partnership and other series.

•	If there are any assets, income, earnings, profits, proceeds, funds or payments that are not readily identifiable as belonging to any particular series, the general partners would allocate them among any one or more of the series in such manner and on such basis as the general partners, in their sole discretion, deem fair and equitable, which determination would be conclusive and binding on the limited partners of all series for all purposes.

•	The assets belonging to a particular series would be charged solely with the liabilities of the partnership in respect of such series and all expenses, costs, charges and reserves attributable to such series. Any general liabilities, expenses, costs, charges or reserves of the partnership that are not readily identifiable as belonging to any particular series would be allocated and charged by the partnership to and among one or more of the series in such manner and on such basis as the general partners, in their sole discretion, deem fair and equitable, which allocation would be conclusive and binding on the limited partners of all series for all purposes.

•	No limited partner of any series will have any claim on or any right to any assets allocated to or belonging to any other series.

•	At the time a series of limited partnership interest is established, a separate capital account would be established on the books of each series for each limited partner which would initially consist of that portion of such limited partner’s existing capital account that relates to the series property. Thereafter, the capital account of each limited partner in that series would be adjusted in the manner set forth in the partnership agreement, but only with respect to (i) capital contributions to such series, (ii) allocations of profit and loss relating to the series, and (iii) distributions paid in respect of such series.

Regulatory Approvals
     Other than the filing and distribution of this information statement, no regulatory approvals are required for the merger.
Approval of Partners
     Under Maryland law, a merger must be approved by the affirmative vote of all general partners and a majority in interest of the limited partners, unless a greater approval is required by the partnership agreement. Our partnership agreement does not specify any such greater approval. The general partners have approved the merger agreement. As of March 17, 2008, there were 23,558 limited partnership units issued and outstanding, and affiliates of the general partners owned 14,144.5 of these units, or approximately 60% of the outstanding units. The general partners’ affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the merger on or about April ___, 2008. As a result, approval of the merger is assured, and your consent to the merger is not required.
Differences in Applicable Law
     The partnership is currently governed by the Maryland Revised Uniform Limited Partnership Act, or MRULPA. However, certain provisions of the Maryland Revised Uniform Partnership Act, or MRUPA, govern Maryland limited partnerships unless those provisions are inconsistent with or are modified by the provisions of the MRULPA. References to the provisions of the MRULPA include references to the MRUPA where applicable. The general partners believe that the DRLPA has advantages over the MRULPA.
     As a result of the merger, the partnership will be governed by the DRLPA instead of the MRULPA. There are many differences between the statutes, most of them technical. The following is a summary of some of the more important differences, in the judgment of the general partner, between the DRLPA and MRULPA. Most of these differences are not material to the limited partners.
     Liability to Third Parties. Limited partners are generally not liable for obligations of limited partnerships unless they take part in control of the business. Both the MRULPA and DRLPA codify this exemption and specify certain activities of limited partners that are deemed by law not to involve control of the business. The DRLPA provides a more expansive list of “safe harbor” activities that are deemed not to involve participation in “control” of the limited partnership. The DRLPA therefore offers limited partners more comfort that the limited partners are protected from third-party creditors than does the MRULPA.
     Series of limited partners, general partners, partnership interests or assets. Under the DRLPA, a partnership agreement may establish, or provide for the establishment of, one or more designated series of limited partners, general partners, partnership interests or assets. Any such series may have separate rights, powers or duties with respect to specified property or obligations of the limited partnership or profits and losses associated with specified property or obligations, and any such series may have a separate business purpose or investment objective. If a partnership agreement establishes or provides for the establishment of one or more series and other requirements are satisfied, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series will be enforceable only against the assets of such series and not against the assets of the limited partnership generally, or any other series thereof, and, unless otherwise provided in the partnership agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the limited partnership generally or any other series thereof will be enforceable against the assets of such series. There is no similar provision in Maryland partnership law. The general partners view this as a significant advantage of the Redomestication.
     Dissenters’ Rights of Appraisal. Under Maryland law, limited partners generally would have appraisal rights in connection with a merger, unless the certificate or the partnership agreement provides otherwise. Under Delaware law, limited partners would have appraisal rights only if the partnership agreement specifically provided for contractual appraisal rights. The partnership agreement does not provide for contractual appraisal rights. As a result, limited partners will have appraisal rights in connection with the Redomestication, but will not have appraisal rights after the Redomestication.

     Liability for Partnership Distributions. Under Maryland law, a limited partner that receives a distribution from a limited partnership in accordance with the certificate, partnership agreement and applicable law can be held liable to the limited partnership for a period of one year following such distribution to return all or any portion of such distribution to the extent necessary to discharge the limited partnership’s liabilities to creditors who extended credit to the limited partnership during the period that the contribution was held by the limited partnership. If a limited partner receives a distribution from a limited partnership in violation of the certificate, partnership agreement or applicable law, the period for which the limited partner can be held liable to return all or any portion of such distribution to the extent necessary to discharge the limited partnership’s liabilities to creditors who extended credit to the limited partnership during the period that the contribution was held by the limited partnership is extended to six years. Under Delaware law, a limited partner that knowingly receives a distribution from a limited partnership in violation of applicable law is liable to the limited partnership for the amount of such distribution for a period extending three years after such distribution.
APPRAISAL RIGHTS
     Section 10-208(f) of the MRULPA provides that each limited partner of a Maryland limited partnership objecting to a merger of the limited partnership has the same rights with respect to its partnership interest as an objecting stockholder of a Maryland corporation has with respect to its stock under Title 3, Subtitle 2 of the Maryland General Corporation Law (the “MGCL”).
     Applying the provisions of Title 3, Subtitle 2 of the MGCL to the merger, limited partners of the Maryland partnership who do not vote for the approval of the merger and who otherwise comply with the provisions of Sections 3-201 et seq. of the MGCL summarized below will be entitled to an appraisal by the Circuit Court for Baltimore City, Maryland of the “fair value” of their limited partnership interests in the Maryland partnership.
     To perfect their appraisal rights, limited partners in the Maryland partnership must strictly comply with the procedures in Sections 3-201 et seq. Failure to strictly comply with these procedures will result in the loss of appraisal rights.
     Under the MGCL, each limited partner in the Maryland partnership will be entitled to demand and receive payment of the fair value of the limited partner’s limited partnership interest in cash, if the holder:
•	files with the Maryland partnership, within 10 days after the Maryland partnership gives notice of the action as required by Section 2-505 of the MGCL, a written objection to the merger;

•	does not vote in favor of the merger; and

•	within 20 days after articles of merger have been accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”), makes written demand on the Delaware partnership for payment of his or her limited partnership interests, stating the number of limited partnership interests for which payment is demanded.
     Any written objection should be sent to the Maryland partnership. Any limited partner who fails to comply with all of the requirements described above will be bound by the terms of the merger agreement. A demand for payment may be withdrawn only with the consent of the Maryland partnership prior to the closing of the merger or by the Delaware partnership after the closing of the merger. Fair value will be determined as of the close of business on the date a majority of the the limited partners of the Maryland partnership approved the merger.
     The Delaware partnership will promptly deliver or mail to each dissenting limited partner written notice of the date of acceptance of the articles of merger for record by the SDAT. The Delaware partnership may also deliver or mail to each objecting limited partner a written offer to pay for his or her limited partnership interest at a price deemed by the Delaware partnership to be the limited partnership interests’ fair value.

Within 50 days after acceptance of the articles of merger for record by the SDAT, either the Delaware partnership or any objecting limited partner who has not received payment for his or her limited partnership interests may petition the Circuit Court for Baltimore City, Maryland, for an appraisal to determine the fair value of the limited partnership interest. If the court finds that an objecting limited partner is entitled to appraisal of his or her limited partnership interests, the court will appoint three disinterested appraisers to determine the fair value of the limited partnership interests on terms and conditions the court determines proper, and appraisers will, within 60 days after appointment (or a longer period as the court may direct) file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of the limited partnership interests. Within 15 days after the filing of the report, any party may object to the report and request a hearing on the matter. The court will, upon motion of any party, enter an order either confirming, modifying or rejecting the report and, if confirmed or modified, enter judgment directing the time within which payment must be made. If the appraisers’ report is rejected, the court may determine the fair value of the limited partnership interests of the objecting limited partners or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date of the limited partners’ vote on the action to which objection was made, unless the court finds that the limited partners’ refusal to accept a written offer to purchase the limited partnership interests made by the Delaware partnership as described above was arbitrary and vexatious or not in good faith. Costs of the proceeding (not including attorneys’ fees) will be determined by the court and will be assessed against the Delaware partnership or, under certain circumstances, the objecting limited partner, or both.
     At any time after the filing of a petition for appraisal, the court may require any dissenting limited partner to submit his or her certificates representing limited partnership interests, if any, to the clerk of the court for notation of the pendency of the appraisal proceedings. To receive payment, whether by agreement with the Delaware partnership or pursuant to a judgment, the limited partner must surrender the certificates, if any, endorsed in blank and in proper form for transfer. A limited partner demanding payment for limited partnership interests will cease to have any rights as a limited partner with respect to the limited partnership interests except the right to receive payment of the fair value of the limited partnership interests. The limited partner’s rights may be restored only upon the withdrawal, with the consent of the Delaware partnership, of the demand for payment, the failure of either party to file a petition for appraisal within the time required, a determination of the court that the limited partner is not entitled to an appraisal, or the abandonment or rescission of the merger.
     This summary of the rights of dissenting limited partners does not purport to be a complete statement of the procedures to be followed by limited partners desiring to exercise their dissenters’ rights. The preservation and exercise of dissenters’ rights are conditioned on strict adherence to the applicable provisions of the MRULPA and the MGCL. Each limited partner desiring to exercise dissenters’ rights should refer to Section 10-208(f) entitled “Mergers” of the MRULPA and Sections 3-201 et seq., entitled “Rights of Objecting Stockholders,” of the MGCL, copies of which are attached as Exhibit B to this information statement, for a complete statement of the limited partner’s rights and the steps which must be followed in connection with the exercise of those rights.

ALL WRITTEN DEMANDS FOR APPRAISAL MUST BE MAILED OR DELIVERED TO:
OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP
55 BEATTIE PLACE
P.O. BOX 1089
GREENVILLE, SOUTH CAROLINA 29602
ATTN: MANAGING GENERAL PARTNER

CERTAIN U.S. FEDERAL INCOME TAX MATTERS
General
     The following is a summary of certain aspects of the U.S. federal income taxation of the merger. The partnership has not sought a ruling from the Internal Revenue Service or any other U.S. federal, state or local agency with respect to any of the tax issues affecting the partnership, nor has it obtained an opinion of counsel with respect to any U.S. federal tax issues.
     The following discussion is limited to certain U.S. federal income tax matters. This summary of certain aspects of the U.S. federal income tax treatment of the partnership and the limited partners is based upon the U.S. Internal Revenue Code (the “Code”), judicial decisions, Treasury Regulations and rulings in existence on the date hereof, all of which are subject to change. This summary also does not discuss all of the tax consequences that may be relevant to a particular limited partner (such as limited partners subject to alternative minimum tax) or to certain limited partners subject to special treatment under the U.S. federal income tax laws, such as insurance companies, certain financial institutions, dealers or traders in securities, those who hold units of limited partnership interest as part of a hedge, straddle or conversion transaction, investors who have a functional currency other than the U.S. dollar and tax-exempt organizations. This discussion generally assumes that (a) a limited partner acquired its units of limited partnership interest directly from the partnership at formation and holds units as a capital asset within the meaning of Section 1221 of the Code for at least one year prior to the merger, and (b) the partnership will be treated as a non-publicly traded partnership for U.S. federal income tax purposes and that the partnership’s investments in the property-owning partnerships will be treated as capital assets of the Partnership.
Merger
     The merger of an existing partnership into another partnership is considered a continuation of the existing partnership if its partners, who own more than 50% of the profits and capital in the existing partnership, obtain more than 50% of the profits and capital in the resulting partnership. Because the partners in the partnership will receive the same number of units of limited partnership interest in the Delaware partnership as they had in the Maryland Partnership, the Delaware partnership will be considered a continuation of the Maryland partnership for tax purposes. The partnership will not recognize gain as a result of contributing its assets to the Delaware partnership. The Delaware partnership will have the same federal identification number as that of the Maryland partnership and will have the same tax basis, holding period, and depreciation method for each of its assets as that of the partnership. The partners in the partnership will not recognize any gain from the Merger. The bases of the partners in the new partnership will be equal to their bases in the terminated partnership and their holding periods in their units in the Delaware partnership will be the same as their holding periods in the Maryland partnership units.
No Tax Consequences to Limited Partners as a Result of the Merger
     The general partners believe that completion of the merger will not result in any tax consequences to the limited partners.

Tax Consequences to Limited Partners of Establishing Series Limited Partnership Interests
     The process of establishing a series should be treated as a tax-free “division” of the partnership into two or more partnerships for federal income tax purposes. Upon such division, any resulting partnerships will be considered a continuation of the prior partnership if the partners of the resulting partnerships had an interest of more than 50 percent in the capital and profits of the prior partnership. Any other resulting partnership will not be considered a continuation of the prior partnership but will be considered a new partnership. If the partners of none of the resulting partnerships owned an interest of more than 50 percent in the capital and profits of the prior partnership, none of the resulting partnerships will be considered a continuation of the prior partnership, and the prior partnership will be considered to have terminated. Where partners of a partnership which has been divided into two or more partnerships do not become members of a resulting partnership which is considered a continuation of the prior partnership, such members’ interests shall be considered liquidated as of the date of the division.
     Each series will be classified as a partnership for federal income tax purposes and will not be considered a publicly traded partnership taxable as a corporation for federal income tax purposes.
     The tax rules relating to a limited partner holding a series of limited partnership interests are the same as the rules applicable to partners holding an interest in one partnership. Accordingly, each limited partner must pay tax on his share of the annual income and gains of each series held by such limited partner, even if such series does not make any cash distributions, and most recognize gain or loss separately in the sale of an interest in each series.
CONFLICTS OF INTEREST
     The general partners have conflicts of interest with respect to the merger. Affiliates of Apartment Investment and Management Company (“Aimco”), an NYSE-listed real estate investment trust (“REIT”), own 100% of the interests in the general partners as well as 59.89% of the outstanding limited partnership units of the partnership. Although the general partners owe fiduciary duties to the limited partners, they also owe fiduciary duties to Aimco, which is its ultimate parent company. Accordingly, the general partners’ duties to the partnership and the limited partners may come into conflict with its duties to Aimco. Redomesticating the partnership will enable the general partners to take advantage of provisions of the DRLPA that authorize the creation of different series of limited partnership interests. The establishment of any such series would have benefits for all limited partners, by giving each limited partner an opportunity to make separate investment decisions with respect to an established series. The establishment of series limited partnership interests is of particular interest to Aimco and its affiliates, and may help Aimco more specifically allocate ownership among its affiliates. The partnership would incur additional administrative costs in establishing and maintaining any such series, which would be borne by all partners in proportion to their interests in the partnership.
THE PARTNERSHIP
     General. The partnership was formed on January 19, 1984, under the Maryland Revised Uniform Limited Partnership Act, to acquire, own and operate residential properties. The partnership sold $25,714,000 units in a public offering that concluded on October 18, 1985. The net offering proceeds were used to acquire residential properties.
     As of March 17, 2008, there were 23,558 units outstanding, which were held of record by 679 limited partners. The general partners of the partnership are Oxford Residential Properties I Corporation and Oxford Fund I Limited Partnership, each of which is a subsidiary of Aimco. Oxford Residential Properties I Corporation serves as the managing general partner. The general partners’ principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is (864) 239-1000. The directors and officers of the managing general partner also serve as executive officers of Aimco. Another Aimco affiliate serves as manager of the partnership’s properties. The Partnership does not have any employees and depends on the general partners and their affiliates and agents for the management and administration of all partnership activities.

     For additional information about the partnership, please refer to its annual report, particularly Item 2 of Form 10-KSB, which contains detailed information regarding the properties owned, including mortgages, rental rates and taxes. See also “Available Information. “
     Description of Properties. At March 17, 2008, the partnership owned two apartment complexes (or interests therein). The following table provides additional information for each property:

Date of
Property	Purchase	Number of Units

Raven Hill Apartments Burnsville, Minnesota	12/86	304 units

Fairlane East Apartments Dearborn, Michigan	12/85	244 units
     Investment Objectives and Policies; Sale or Financing of Properties. The partnership is engaged in the business of operating and holding real estate properties for investment. In general, the general partners regularly evaluate the partnership’s properties by considering various factors, such as the partnership’s financial position and real estate and capital markets conditions. The general partners monitor a property’s specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees the operating performance of the property and continuously evaluates the physical improvement requirements. In addition, the financing structure for the property (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partners to sell, refinance, upgrade with capital improvements or hold a partnership property. After taking into account the foregoing considerations, the general partners are currently considering a sale of Raven Hill Apartments and Fairlane East Apartments. Although these properties have been listed for sale, it is unknown if and when these properties may be sold. Potential sales will depend, among other things, on obtaining prices, terms and conditions that are reflective of the general partners’ view as to the fair market value of the properties. Although the future operating results of your partnership and future sales price of the properties owned by your partnership are uncertain, the operating performance of your partnership’s properties may improve in the future or the private resale market for properties could improve over time, which, in turn, may result in higher property values, making a sale of your partnership’s properties a more attractive option in the future. Such values, however, are also a function of the interest rate environment at the time. Another significant factor considered by the general partners is the likely tax consequences of a sale of a property for cash. Such a transaction would likely result in tax liabilities for many limited partners.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The general partners of the partnership, Oxford Residential Properties I Corporation and Oxford Fund I Limited Partnership, own a 0.005% interest and a 1.99% interest in the partnership, respectively. The partnership has no directors or executive officers of its own. Both general partners are wholly owned by Aimco and Aimco Properties, L.P. None of the general partners nor any of their directors or executive officers owns any of the limited partnership interests of the partnership. The following table sets forth certain information as of March 17, 2008 with respect to the ownership by any person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to us to be the beneficial owner of more than 5% of the unit of limited partnership interest of the partnership. In addition to the interests noted below, ORP I Assignor Corporation, which is wholly owned by Aimco and Aimco Properties, L.P., has a 0.005 % assignor limited partner interest.

	Number of
Name and Address	Units	Percent of Class
AIMCO Properties, L.P. (1)	472.5	2.006%
4582 South Ulster Street Parkway Suite 1100 Denver, CO 80237

ORP Acquisition Partners Limited Partnership (2)	4,997.0	21.212%
AIMCO/Bethesda Holdings Acquisitions, Inc.(2)	8,675.0	36.824%

(1)	AIMCO Properties, L.P. is the operating partnership of Aimco. The general partner of AIMCO Properties, L.P. is AIMCO-GP, Inc., which is a wholly owned subsidiary of Aimco. Through AIMCO-GP, Inc. and AIMCO-LP, Inc., which is also a wholly owned subsidiary of Aimco, Aimco owns approximately 91% of AIMCO Properties, L.P. Together, Aimco and AIMCO Properties, L.P. directly or indirectly own 100% of ORP Acquisition Partners Limited Partnership and AIMCO/Bethesda Holdings Acquisitions, Inc., and therefore may be deemed the beneficial owners of units owned by those entities.

(2)	The address of each entity is 55 Beattie Place, P.O. Box 1089, Greenville, SC 29602.
PARTNER PROPOSALS
     In accordance with the terms of the partnership agreement, the partnership does not have annual meetings. Thus, there is no deadline for submitting partner proposals as set forth in Rule 14a-5 under the Securities Exchange Act of 1934, as amended. The limited partners may call a special meeting to vote upon matters permitted by the partnership agreement with the prior consent of at least 10% of the outstanding units of limited partnership interests.
FORWARD-LOOKING STATEMENTS
     Certain statements made herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words such as “believes,” “intends,” “expects,” “anticipates” and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Factors that could cause actual results to differ materially from those in our forward-looking statements include the ability of the local general partners to sell the underlying properties on economically advantageous terms, real estate and general economic conditions in the markets in which the properties are located and changes in federal and state tax laws that may create tax disadvantages for certain distributions, some of which may be beyond our control. Given these uncertainties, limited partners are cautioned not to place undue reliance on our forward-looking statements.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
     Only one information statement is being delivered to multiple limited partners sharing an address unless the partnership has received contrary instructions from one or more of the limited partners. The partnership will undertake to deliver promptly upon written or oral request a separate copy of this information statement to a limited partner at a shared address to which the partnership delivered a single copy of the information statement. If a limited partner wishes to notify the partnership that he or she wishes to receive a separate copy of this information statement, the limited partner may contact the partnership as follows:

By mail:	c/o THE ALTMAN GROUP, INC., 1200 Wall Street, 3rd Floor, Lyndhurst, NJ 07071
By telephone:	(800) 217-9608
By fax:	(201) 460-0050
     A limited partner may also use the above telephone number, fax number or mailing address to notify the partnership that limited partners sharing an address request delivery of a single copy of this information statement if they are receiving multiple copies.

AVAILABLE INFORMATION
     The partnership files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any reports, statements or other information that the partnership files at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The partnership’s public filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

EXHIBIT A
AGREEMENT AND PLAN OF MERGER
          Agreement and Plan of Merger (this “Agreement”), dated as of March 19, 2008, by and between Oxford Residential Properties I Limited Partnership, a Maryland limited partnership (the “Maryland Partnership”), and Oxford Residential Properties I Limited Partnership, a Delaware limited partnership (the “Delaware Partnership”).
          WHEREAS, Oxford Fund I Limited Partnership, a Maryland limited partnership, and Oxford Residential Properties I Corporation, a Maryland corporation (together, the “General Partners”), are the sole general partners of the Maryland Partnership and of the Delaware Partnership;
          WHEREAS, the General Partners have determined that the merger of the Maryland Partnership with and into the Delaware Partnership is in the best interests of the Maryland Partnership, the Delaware Partnership and their respective limited partners; and
          WHEREAS, the parties desire to enter this Agreement to evidence the terms, provisions, representations, warranties, covenants and conditions upon which such merger will be consummated.
          NOW, THEREFORE, in consideration of these premises and of the mutual provisions, conditions and covenants herein contained, the parties hereto do hereby agree as follows:
     1. The Merger. Upon the terms and subject to the conditions set forth herein, the Maryland Partnership shall be merged with and into the Delaware Partnership (“Merger”), and the Delaware Partnership shall be the surviving entity in the Merger (the “Surviving Entity”). As soon as practicable after all of the conditions to the Merger set forth herein have been satisfied, the Maryland Partnership and the Delaware Partnership shall (a) execute articles of merger and file it with the State Department of Assessments and Taxation of Maryland and (b) execute a certificate of merger and file it with the Delaware Secretary of State. The Merger will become effective upon the filing of such articles and certificate (the “Effective Time”).
     2. Consequences of the Merger. At the Effective Time, the Merger shall have the effect provided by applicable law, and the following consequences:
   (a) Certificate of Limited Partnership. The certificate of limited partnership of the Delaware Partnership in effect immediately prior to the Effective Time shall be the certificate of limited partnership of the Surviving Entity unless and until subsequently amended.
   (b) Partnership Agreement. The limited partnership agreement of the Maryland Partnership in effect immediately prior to the Effective Time, as amended as set forth on Annex A hereto, shall be the partnership agreement of the Surviving Entity (as so amended, the “Partnership Agreement”) unless and until subsequently amended. The general partners and each limited partner of the Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, the Partnership Agreement, as a limited partner or general partner, as applicable.
   (c) Conversion of Equity Interests.
     (i) General Partner. The General Partners shall be the sole general partners of the Surviving Entity. The interests of the General Partners in the Maryland Partnership immediately prior to the Effective Time shall be converted into equivalent interests in the Surviving Entity. The interests of the General Partners in the Delaware Partnership immediately prior to the Effective Time shall be cancelled.
     (ii) Limited Partners. Each limited partner in the Maryland Partnership shall be a limited partner in the Surviving Entity. The interest of each limited partner in the Maryland Partnership immediately prior to the Effective Time shall be converted into an equivalent interest in the Surviving Entity. The interest of each limited partner in the Delaware Partnership immediately prior to the Effective Time shall be cancelled.
     (d) Tax Treatment of Merger. The parties hereto acknowledge and agree that for federal income tax purposes the Merger will be treated as follows:
   (i) The Maryland Partnership will be deemed to have obtained as a result of the Merger an initial capital account balance in the Surviving Entity reflecting the tax bases of the assets so treated as contributed by the Maryland Partnership to the Surviving Entity.
   (ii) Each partner in the Surviving Entity will have an initial capital account balance in the Surviving Entity equal to its proportionate share of such initial capital account balance so deemed obtained by the Maryland Partnership.
   (iii) In accordance with the foregoing, the respective initial capital account balances of the general partners and limited partners of the Surviving Entity immediately following the Effective Time shall be the same as those of the general partners and the limited partners of the Maryland Partnership immediately prior to the Effective Time.
   (iv) The Merger should not be treated as a realization event and, in accordance with the foregoing, the Surviving Entity shall be treated as the continuation of the Maryland Partnership for federal income tax purposes.
     3. Conditions to the Merger. The Merger shall not occur unless and until the Merger has been approved or consented to by a majority in interest of each class of limited partners of each of the Maryland Partnership and the Delaware Partnership.
     4. Further Acts After Effective Time. If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of the Maryland Partnership to be acquired by the Surviving Entity as a result of, or in connection with, the Merger or to otherwise carry out this Agreement, the general partners of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of the Maryland Partnership, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of the Maryland Partnership all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or to otherwise carry out this Agreement.
     5. Abandonment. At any time prior to consummation of the Merger, this Agreement may be terminated and the Merger may be abandoned without liability to any party hereto upon the mutual consent of the Maryland Partnership and the Delaware Partnership, in their sole discretion and for any reason or for no reason, notwithstanding approval of this Agreement by any of their partners.
     6. Applicable Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.
     7. No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any person, entity, or organization other than the parties hereto (and their successors and assigns) any rights or remedies hereunder.
     8. Entire Agreement. This Agreement, together with the Annex hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof. All prior or contemporaneous agreements or understandings between the parties with respect to the subject matter hereof, whether written or oral, are merged herein and shall be of no force or effect. This Agreement cannot be changed, modified, or discharged except by a writing executed and delivered by each of the parties.
     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
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     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be signed as of the date first above written.

OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP, a Maryland limited partnership
By:	Oxford Residential Properties I Corporation, a Maryland corporation, its general partner

By:	/s/ Brian Bornhorst
	Name:	Brian Bornhorst
	Title:	Vice President

By:	Oxford Fund I Limited Partnership, a Maryland limited partnership, its general partner

By:	Oxford Bethesda I Limited Partnership, a Maryland limited partnership, its general partner

By:	ZIMCO IV Limited Partnership, its general partner

By:	ZIMCO Corporation IV,
its general partner

By:	/s/ Brian Bornhorst
	Name:	Brian Bornhorst
	Title:	Vice President

OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP, a Delaware limited partnership
By:	Oxford Residential Properties I Corporation, a Maryland corporation, its general partner

By:	/s/ Brian Bornhorst
	Name:	Brian Bornhorst
	Title:	Vice President

By:	Oxford Fund I Limited Partnership, a Maryland limited partnership, its general partner

By:	Oxford Bethesda I Limited Partnership, a Maryland limited partnership, its general partner

By:	ZIMCO IV Limited Partnership, its general partner

By:	ZIMCO Corporation IV, its general partner

By:	/s/ Brian Bornhorst
	Name:	Brian Bornhorst
	Title:	Vice President

Annex A
SECOND AMENDMENT
TO THE
AMENDED AND RESTATED AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP
OF
OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP
          This SECOND AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP OF OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP, dated as of March 19, 2008 (this “Amendment”), is by and among Oxford Residential Properties I Corporation, a Maryland corporation (the “Managing General Partner”), Oxford Fund I Limited Partnership, a Maryland limited partnership (the “General Partner”), and the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to them in the Partnership Agreement (as defined below).
          WHEREAS, Oxford Residential Properties I Limited Partnership, a Maryland limited partnership (the “Maryland Partnership”), and Oxford Residential Properties I Limited Partnership, a Delaware limited partnership (the “Delaware Partnership”), are parties to an Agreement and Plan of Merger, dated as of March 19, 2008 (the “Merger Agreement”);
          WHEREAS, pursuant to the Merger Agreement, the Maryland Partnership will be merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity;
          WHEREAS, pursuant to the Merger Agreement, at the effective time of the merger, the Amended and Restated Agreement and Certificate of Limited Partnership of Oxford Residential Properties I Limited Partnership, dated on or about July 23, 1985, as amended immediately prior to the effective time of the merger (the “Partnership Agreement”), and as further amended by this Amendment, will become the partnership agreement of the Delaware Partnership; and
          WHEREAS, the merger will be effected upon the approval or consent of (i) the general partner of both the Maryland Partnership and the Delaware Partnership, and (ii) a majority in interest of each class of limited partners of both the Maryland Partnership and the Delaware Partnership.
          NOW, THEREFORE, in consideration of these premises and of the mutual provisions, conditions and covenants herein contained, the parties hereto do hereby agree as follows:
1.	Amendments to the Partnership Agreement. At the effective time of the Merger, the Partnership Agreement shall be amended as follows:
(a)	Section 1.01 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“1.01. Continuation of Partnership. Oxford Residential Properties I Limited Partnership was originally formed as a limited partnership (the “Maryland Partnership”) pursuant to the provisions of the Maryland Revised Uniform Limited Partnership Act, pursuant to an Agreement and Certificate of Limited Partnership, dated January 19, 1984, which was subsequently amended and restated on or about July 23, 1985. Pursuant to an Agreement and Plan of Merger, dated as of March 19, 2008, by and between the California Partnership and Oxford Residential Properties I Limited Partnership, a Delaware limited partnership (the “Delaware Partnership”), the California Partnership was merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity (the “Surviving Entity”) in the merger (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Merger had the effect provided by applicable law, and the following consequences: (a) the certificate of limited partnership of the Delaware Partnership in effect immediately prior to the Effective Time became the certificate of limited partnership of the Surviving Entity; (b) the limited partnership agreement of the Maryland Partnership in effect immediately prior to the Effective Time, as

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amended as set forth on Annex A to the Merger Agreement, became the partnership agreement of the Surviving Entity (as so amended, the “Agreement”); (c) Oxford Residential Properties I Corporation, a Maryland corporation, remained as Managing General Partner of the Surviving Entity, and its interest in the Maryland Partnership immediately prior to the Effective Time was converted into an equivalent interest in the Surviving Entity; (d) Oxford Fund I Limited Partnership, a Maryland limited partnership, remained as General Partner of the Surviving Entity, and its interest in the Maryland Partnership immediately prior to the Effective Time was converted into an equivalent interest in the Surviving Entity; (e) the interest of the general partner in the Delaware Partnership immediately prior to the Effective Time was cancelled; (f) each limited partner in the Maryland Partnership became a limited partner in the Surviving Entity, with an interest in the Surviving Entity equivalent to the interest such limited partner had in the Maryland Partnership immediately prior to the Effective Time; and (g) the interest of each limited partner in the Delaware Partnership immediately prior to the Effective Time was cancelled. References herein to the “Partnership” are to the Maryland Partnership prior to the Merger and to the Delaware Partnership, as the Surviving Entity in the Merger, from and after the Effective Time.”

(b)	Section 1.02 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“1.02. Name, Place of Business and Name and Address of Resident Agent. The name of the Partnership is OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP. The address of the principal place of business and office of the Partnership, unless hereafter changed by the Managing General Partner, shall be 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602. Notification of any change in the Partnership’s place of business and principal office shall be given to the Limited Partners and Assignees.”

(c)	Section 1.04 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“1.04. Term. The Partnership began on January 19, 1984, and shall continue in full force and effect until December 31, 2027, or until dissolution prior thereto pursuant to the provisions hereof.”

(d)	The definition of “Partnership” in Section 2.01 of the Partnership Agreement is hereby deleted.

(e)	Section 5.04(b) of the Partnership Agreement is hereby amended by replacing the words “Maryland Revised Uniform Limited Partnership Act” with the words “Delaware Revised Uniform Limited Partnership Act.”

(f)	Section 5.16 of the Partnership Agreement is hereby deleted.

(g)	Section 6.01(d)(ii) of the Partnership Agreement is hereby amended by replacing the words “Maryland Revised Uniform Limited Partnership Act” with the words “Delaware Revised Uniform Limited Partnership Act.”

(h)	The first sentence of Section 7.02(e) of the Partnership Agreement is hereby deleted.

(i)	Section 8.01(a)(v) of the Partnership Agreement is hereby amended by replacing the word “Maryland” with the word “Delaware.”

(j)	The first sentence of Section 8.01(b) of the Partnership Agreement is hereby deleted.

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(k)	Section 8.02(a) of the Partnership Agreement is hereby amended by replacing the words “Maryland Revised Uniform Limited Partnership Act” with the words “Delaware Revised Uniform Limited Partnership Act.”

(l)	Section 10.03 of the Partnership Agreement is hereby amended by (i) replacing the words “Maryland Revised Uniform Limited Partnership Act” (in both instances) with the words “Delaware Revised Uniform Limited Partnership Act” and (ii) replacing the word “Maryland” (in both instances) with the word “Delaware.”

(m)	Section 12.01(a)(i) of the Partnership Agreement is hereby amended by (i) replacing the word “Maryland” with the word “Delaware” and (ii) replacing the words “Maryland Revised Uniform Limited Partnership Act” with the words “Delaware Revised Uniform Limited Partnership Act.”

(n)	Section 12.01(a)(ii) of the Partnership Agreement is hereby amended by replacing the word “Maryland” with the word “Delaware.”

(o)	Section 12.02(e) of the Partnership Agreement is hereby amended by replacing the words “Maryland Revised Uniform Limited Partnership Act” with the words “Delaware Revised Uniform Limited Partnership Act.”

(p)	Section 12.05 of the Partnership Agreement is hereby amended by replacing the word “Maryland” with the word “Delaware.”

(q)	The Partnership Agreement is hereby amended by the addition of a new Section 12.11, which will read in its entirety as follows:

“12.11. Series of Limited Partnership Interests. Notwithstanding any other provision of this Agreement, the General Partner is hereby authorized to amend the Partnership’s Certificate of Limited Partnership and this Agreement at any time, and from time to time, as it determines, in its sole discretion, may be necessary or desirable to establish, and convert existing limited partnership interests into, different designated series of limited partnership interests that have separate rights with respect to specified partnership property, in accordance with Section 17-218 of the Delaware Revised Uniform Limited Partnership Act. Without limitation of the foregoing, the General Partner shall be authorized to adopt amendments that would provide for any or all of the following:
•	All income, earnings, profits and proceeds from the series property, including any proceeds derived from the refinancing, sale or other disposition of such property, and any funds or payments derived from any reinvestment of such proceeds, would be allocated solely to such series for all purposes, and would be so recorded upon the books of account of the Partnership.

•	Separate and distinct books and records would be maintained for each series, and the assets and liabilities associated with a particular series would be held and accounted for separately from the other assets of the Partnership and other series.

•	If there are any assets, income, earnings, profits, proceeds, funds or payments that are not readily identifiable as belonging to any particular series, the General Partner would allocate them among any one or more of the series in such manner and on such basis as the General Partner, in its sole discretion, deems fair and equitable, which determination would be conclusive and binding on the Limited Partners of all series for all purposes.

•	The assets belonging to a particular series would be charged solely with the liabilities of the Partnership in respect of such series and all expenses, costs, charges and reserves attributable to such series. Any general liabilities, expenses, costs, charges or reserves of the Partnership that are not readily identifiable as belonging to any particular series would be allocated and charged by the Partnership to and among one or more of the series in such manner and on such basis as the

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General Partner, in its sole discretion, deems fair and equitable, which allocation would be conclusive and binding on the Limited Partners of all series for all purposes.

•	No limited partner of any series will have any claim on or any right to any assets allocated to or belonging to any other series.

•	At the time a series of limited partnership interest is established, a separate capital account would be established on the books of each series for each Limited Partner which would initially consist of that portion of such Limited Partner’s existing capital account that relates to the series property. Thereafter, the capital account of each Limited Partner in that series would be adjusted in the manner set forth in the Agreement, but only with respect to (i) capital contributions to such series, (ii) allocations of profit and loss relating to the series, and (iii) distributions paid in respect of such series.”
2.	Miscellaneous.
(a)	Effect of Amendment. In the event of any conflict or inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail, and any conflicting or inconsistent provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b)	Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed.

(c)	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.
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          IN WITNESS WHEREOF, the Managing General Partner and the General Partner have executed this Amendment as of the date first set forth above.

MANAGING GENERAL PARTNER: OXFORD RESIDENTIAL PROPERTIES I CORPORATION
By:	/s/ Brian Bornhorst
	Name:	Brian Bornhorst
	Title:	Vice President

GENERAL PARTNER: OXFORD FUND I LIMITED PARTNERSHIP
By:	Oxford Bethesda I Limited Partnership General Partner

By:	ZIMCO IV Limited Partnership General Partner

By:	ZIMCO Corporation IV General Partner

By:	/s/ Brian Bornhorst
	Name:	Brian Bornhorst
	Title:	Vice President

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EXHIBIT B
SECTION 10-208 OF THE MARYLAND REVISED UNIFORM LIMITED PARTNERSHIP
ACT
§ 10-208. Mergers.
(f) Rights of objector. Each limited partner of a limited partnership objecting to a merger of the limited partnership has the same rights with respect to its partnership interest as an objecting stockholder of a Maryland corporation has with respect to its stock under Title 3, Subtitle 2 of this article. The procedures under that subtitle shall be applicable to the extent practicable.
SECTIONS 3-201 ET SEQ. OF THE MARYLAND
GENERAL CORPORATION LAW
§ 3-201. Definition of successor
(a) In this subtitle, except as provided in subsection (b) of this section, “successor” includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.
(b) When used with reference to a share exchange, “successor” means the corporation the stock of which was acquired in the share exchange.
§ 3-202. Fair value, right to from successors
     (a) Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if:
(1) The corporation consolidates or merges with another corporation;
(2) The stockholder’s stock is to be acquired in a share exchange;
(3) The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;
(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved by the charter of the corporation; or

(5) The transaction is governed by § 3-602 of this title or exempted by § 3-603(b) of this title.
(b)(1) Fair value is determined as of the close of business:
(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or
(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.
(2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.
(3) In any transaction governed by § 3-602 of this title or exempted by § 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.
(c) Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if:
(1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:
(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106; or
(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;
(2) The stock is that of the successor in a merger, unless:
(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or
(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3) The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;
(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or
(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.
§ 3-203. Duties of objecting stockholders
     (a) A stockholder of a corporation who desires to receive payment of the fair value of the stockholder’s stock under this subtitle:
(1) Shall file with the corporation a written objection to the proposed transaction:
(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or
(ii) With respect to any other transaction, at or before the stockholders’ meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;
(2) May not vote in favor of the transaction; and
(3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder’s stock, stating the number and class of shares for which the stockholder demands payment.
(b) A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.
§ 3-204. Effect of demand
A stockholder who demands payment for his stock under this subtitle:
(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and
(2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Consent to demand withdrawal
A demand for payment may be withdrawn only with the consent of the successor.
§ 3-206. Restoration of stockholder rights
     (a) The rights of a stockholder who demands payment are restored in full, if:
(1) The demand for payment is withdrawn;
(2) A petition for an appraisal is not filed within the time required by this subtitle;
(3) A court determines that the stockholder is not entitled to relief; or
(4) The transaction objected to is abandoned or rescinded.
(b) The restoration of a stockholder’s rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.
§ 3-207. Successor’s duty, notice and offer
     (a)(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.
(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:
(i) A balance sheet as of a date not more than six months before the date of the offer;
(ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and
(iii) Any other information the successor considers pertinent.
(b) The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for appraisal
     (a) Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.
(b)(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.
(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.
§ 3-209. Submission of certificate for notation
     (a) At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.
(b) If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.
§ 3-210. Report of appraisers
     (a) If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.
(b) Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.
(c) The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.
(d)(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.
(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Court order upon appraisers report
     (a) The court shall consider the report and, on motion of any party to the proceeding, enter an order which:
(1) Confirms, modifies, or rejects it; and
(2) If appropriate, sets the time for payment to the stockholder.
(b)(1) If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.
(2) If the appraisers’ report is rejected, the court may:
(i) Determine the fair value of the stock and enter judgment for the stockholder; or
(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.
(c)(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.
(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:
(i) The price which the successor offered for the stock;
(ii) The financial statements and other information furnished to the stockholder; and
(iii) Any other circumstances it considers relevant.
(d)(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:
(i) The price which the successor offered for the stock;
(ii) The financial statements and other information furnished to the stockholder; and
(iii) Any other circumstances it considers relevant.

(2) Costs may not include attorney’s fees or expenses. The reasonable fees and expenses of experts may be included only if:
(i) The successor did not make an offer for the stock under § 3-207 of this subtitle; or
(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.
(e) The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.
§ 3-212. Surrender of stock to successor
The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:
(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or
(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.
§ 3-213. Rights of successor
(a) A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.
(b) After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.
(c) Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.